United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2012

STEC, Inc.

(Exact name of registrant as specified in its charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street Santa Ana, California	92705-5812
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 476-1180

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On March 22, 2012, the Compensation Committee of the Board of Directors of STEC, Inc. (“STEC”) approved (1) an increase in the annual base salary of Robert M. Saman, STEC’s Chief Legal Officer, General Counsel and Secretary, from $260,000 to $340,000, retroactive to January 1, 2012 and (2) an increase in Mr. Saman’s 2012 target bonus opportunity under STEC’s Executive Cash Incentive Plan (the “ECIP”) from 35% to 50% of his annual base salary.

The 2012 base salaries and 2012 target bonus opportunities under the ECIP for Mr. Mark Moshayedi, STEC’s President, Chief Operating Officer and Chief Technology Officer, and Mr. Cook, STEC’s Chief Financial Officer, were increased by nominal amounts. The 2012 base salary and 2012 target bonus opportunity under the ECIP for Mr. Manouch Moshayedi, STEC’s Chief Executive Officer, were not adjusted.

Consistent with recent prior years, the Compensation Committee determined that a long-term strategy of setting named executive officers’ target total direct compensation (consisting of base salary, target cash incentive compensation and equity compensation) generally in the 50th to 75th percentile range was appropriate to attract and retain executive talent and to incentivize exceptional performance. STEC’s peer group is determined in consultation with Radford, the Compensation Committee’s independent compensation consultant, as disclosed in STEC’s Proxy Statement on Schedule 14A filed on April 1, 2011. In considering the target total direct compensation for Mr. Mark Moshayedi, Mr. Cook and Mr. Saman, the Compensation Committee approved increases to each of the officer’s annual base salary and target bonus opportunity that are consistent with this strategy.

Item 8.01. Other Events.

On March 22, 2012, the independent members of STEC’s Board of Directors, on the recommendation of STEC’s Nominating and Corporate Governance Committee, re-appointed Kevin C. Daly, Ph.D. as STEC’s Lead Independent Director, to serve for another one-year term until STEC’s 2013 Annual Meeting of Shareholders. Duties of the Lead Independent Director include, among other responsibilities, providing STEC’s Chairman of the Board of Directors with input regarding meeting agendas, calling and presiding over executive sessions of the independent directors and acting as a liaison between the independent directors and Chief Executive Officer, who also serves as Chairman. Dr. Daly joined the Board of Directors in May 2010 and currently serves as a member of STEC’s Audit, Compensation and Nominating and Corporate Governance Committees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEC, Inc.

Date: March 28, 2012	By:	/s/ ROBERT M. SAMAN
Robert M. Saman Chief Legal Officer, General Counsel and Secretary